EXHIBIT A

AGREEMENT FOR JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of Ohio Valley Banc Corp., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

OHIO VALLEY BANC CORP.
EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST

                                                            By:     The Ohio Valley Bank Company, Trustee

January 28, 2013                                                                                                                                By:     /s/ Richard D. Scott – VP, Trust
Date                                                                                                                                                                Richard D. Scott – VP, Trust

                                                             THE OHIO VALLEY BANK COMPANY

January 28, 2013                                                                                                                                By:     /s/ Scott W. Shockey - CFO
Date                                                                                                                                                                Scott W. Shockey - CFO